SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  July 30, 2003

                Date of Report (Date of earliest event reported)

                               Inamed Corporation

             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


               1-9741                                  59-0920629
      (Commission File Number)                (IRS Employer Identification No.)

 5540 Ekwill Street, Santa Barbara, CA                    93111-2936
(address of principal executive offices)                  (Zip Code)


                                 (805) 683-6761
              (Registrant's telephone number, including area code)


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Item 7.  Exhibits.


Exhibit No.      Description
-----------      -----------
99.1             July 30, 2003 Press Release by Inamed Corporation


Item 9.  Regulation FD Disclosure

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure."

On July 30, 2003, Inamed Corporation (the "Company") issued a press release regarding the Company's financial results for its second fiscal quarter ended June 30, 2003. The full text of the Company's press release is attached hereto as Exhibit 99.1.

Certain of the information set forth in the press release, including diluted cash EPS, may be considered non-GAAP financial measures. Inamed believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources and the operating performance of the Company's business and the Company's cash flow, excluding non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company's operating performance and capital resources. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GA AP financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. Reconciliations between the Company's financial results calculated in accordance with GAAP and non-GAAP financial measures are presented in the press release.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Inamed Corporation
Date:  July 30, 2003             By:      /s/  Robert Vaters
                                          Robert Vaters
                                          Chief Financial Officer




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                                  EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------

99.1            July 30, 2003 Press Release by Inamed Corporation